Exhibit 10(b)1


                              AMENDED AND RESTATED


                         SUPPLEMENTAL PENSION AGREEMENT


         THIS AMENDED AND RESTATED SUPPLEMENTAL PENSION AGREEMENT, made as of the 12th day of May, 2003, by and between SOUTHERN COMPANY SERVICES, INC. ("SCS"), SOUTHERN NUCLEAR OPERATING COMPANY, INC. ("Nuclear"), ALABAMA POWER COMPANY ("Alabama") (SCS, Nuclear and Alabama are each referred to herein individually as "Company" and collectively as "Companies"), and JAMES H. MILLER, III (the "Employee").

                                 WITNESSETH THAT

         WHEREAS, the Employee is currently employed by SCS as a highly compensated employee and a member of its management;

         WHEREAS, the Employee was previously employed by Alabama and, before such employment with Alabama, by Nuclear;

         WHEREAS, pursuant to the Employee's prior employment with Nuclear, Nuclear and the Employee entered into a Supplemental Pension Agreement dated May 26, 1994 for the provision of certain supplemental retirement benefits ("Nuclear Agreement"); and

         WHEREAS, the Companies and the Employee wish to amend and restate the Nuclear Agreement in order to recognize the Employee's transfers of employment from Nuclear to Alabama and from Alabama to SCS and to provide for the payment by SCS, Alabama and Nuclear of their proportionate shares of the benefits provided hereunder.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. If the Employee shall continue to serve SCS faithfully, diligently and competently to the best of his ability from the date of this Agreement until either

                  a. such date after his service as an employee shall terminate; or

                  b. his retirement in accordance with the provisions of The Southern Company Pension Plan ("Plan"); or

                  c. his death while in the service of the Company if his spouse is entitled to benefits as a Provisional Payee under the Plan; then the provisions of Paragraphs 2 and 3 hereof shall be operative.

         2. The Companies shall pay to the Employee an amount per month equal to the difference between the monthly amount payable to the Employee under the Plan as it shall then be in effect at the time any monthly amount shall be payable in accordance with this Paragraph and the monthly amount which would have been payable to him under the Plan if the Employee were given credit for ten additional years of Accredited Service under the Plan, less any deductions hereinafter provided. The benefit provided in the preceding sentence shall be paid to the Employee in monthly installments on the first day of each month in the same manner and commence at the same time as the Employee's election to receive Retirement Income under the Plan. For the purpose of computing a monthly amount payable to the Employee under the Plan, no limitation on benefits imposed by the Internal Revenue Code as it now exists or is hereafter amended or any other limiting legislation shall be taken into account. The computations required for the determination of the monthly payments hereunder and the periods used as periods of Accredited Service shall be calculated so as to give appropriate effect in each instance to the exclusion of any portions of such period on account of eligibility, military service, leave of absence, or otherwise as may be required under the Plan as it shall be in effect at the time such monthly payment is to be made.

         3. If, in accordance with the terms of the Plan, the Employee shall have a Provisional Payee entitled to receive payments thereunder, then the Provisional Payee shall be entitled to payments under this Agreement which, when added to payments to her under the Plan, would be appropriate if the Employee were given credit for ten additional years of Accredited Service under the Plan.

         4. SCS, Nuclear and Alabama agree to share the cost of any payments to the Employee and his Provisional Payee under Paragraphs 2 and 3 of this Agreement in accordance with the terms of this Paragraph 4. Each Company's share of any payment to the Employee or his Provisional Payee under Paragraphs 2 and 3 herein shall be calculated by multiplying such payment by a fraction, where the numerator of such fraction is the base rate of pay received by the Employee from the respective Company on his date of transfer or termination, as applicable, multiplied by the Employee's Accredited Service at such Company, and where the denominator of such fraction is the sum of all numerators calculated for SCS, Nuclear and Alabama.

         5. Neither the entering into nor the termination of this Agreement for any cause shall affect the Employee's right to such salary, fees or other compensation for his services as an employee, officer or director of SCS as it has agreed or may agree to pay him prior to or subsequent to his termination of service nor the Employee's right to participate in and receive benefits under any plan or plans of SCS now existing, or which may hereafter exist, providing benefits for its employees.

         6. The Employee shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof and after the terms and contingencies herein specified have been met. Except as specifically allowed by law, neither the Employee nor any Provisional Payee shall have any power of anticipation, alienation, mortgage, pledge, encumbrance or assignment of payments contemplated hereunder, and all rights and benefits of the Employee and of any Provisional Payee shall be for his or her sole personal benefit, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, mortgage, pledge, encumbrance, transfer, claim or judgment or bankruptcy proceedings against the Employee or his Provisional Payee.

         7. Nothing contained in this Agreement shall be construed to affect in any manner the existing rights of SCS or the Employee to suspend, terminate, alter or modify, whether or not for cause, the employment relationship contemplated by Paragraph 1 hereof.

         8. The failure of either party to insist in any one or more instances upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligation of either party with respect thereto shall continue in full force and effect.

         9. The parties hereto agree that the validity of this Agreement or any of the provisions hereof shall be determined under and according to the laws of the State of Alabama, and that the Agreement and its provisions shall be interpreted and construed in accordance with the laws of that State.

         10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of SCS, Nuclear or Alabama, but neither this Agreement nor any right hereunder may be assigned by the Employee, and in any event, the Agreement shall, if not sooner terminated, terminate for all purposes upon the death of the Employee or, if his Provisional Payee shall survive the Employee and shall be entitled to receive any payments hereunder, upon the death of the Provisional Payee, and the satisfaction by SCS, Nuclear and Alabama of their obligations arising theretofore under the Agreement.

         IN WITNESS WHEREOF, SCS, Nuclear and Alabama have caused this Amended and Restated Supplemental Pension Agreement to be executed by their duly authorized officers and the Employee has executed this Agreement in quadruplicate on or as of the day and year first above written.

ATTEST:                                     SOUTHERN COMPANY SERVICES, INC.


/s/Sam H. Dabbs, Jr.                        By:      /s/G. Edison Holland, Jr.
                                            Its:     EVP


ATTEST:                                     ALABAMA POWER COMPANY


/s/William E. Zales, Jr.                    By:      /s/William B. Hutchins, III
                                            Its:     EVP


ATTEST:                                     SOUTHERN NUCLEAR OPERATING
                                            COMPANY, INC.


/s/Sherry A. Mitchell                       By:      /s/W. G. Hairston, III
                                            Its:     President & CEO


/s/Karan T. Thompson                        /s/James H. Miller, III
Witness                                     EMPLOYEE